EXHIBIT 32.1

AMERICAN DG ENERGY INC.
CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of, John N. Hatsopoulos, Co-Chief Executive Officer, Benjamin M. Locke, Co-Chief Executive Officer, and Bonnie J. Brown, Chief Financial Officer, of American DG Energy Inc., or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, that to his knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    August 11, 2016

/s/ John N. Hatsopoulos
Co-Chief Executive Officer

/s/ Benjamin M. Locke
Co-Chief Executive Officer

/s/ Bonnie J. Brown
Chief Financial Officer